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                                                                   Exhibit 10.11

                                 AGENCY.COM LTD

                           RESTRICTED STOCK AGREEMENT

         RESTRICTED STOCK AGREEMENT dated as of April l6th, 1999 (this "Agreement") by and between Agency.Com Ltd. a New York corporation with its place of business at 665 Broadway, New York, New York 10012 ("Agency"), and Kevin Rowe, an employee of Agency (the `Employee").

         1. Grant. Agency hereby grants to the Employee and the Employee hereby accepts an award of restricted stock, effective as of the date hereof (the "Grant Date") of 40,345 shares of the common stock, par value $.001 per share, of Agency ("Restricted Shares") in consideration of services to be rendered by Employee to Agency.

         2. OWNERSHIP, RIGHTS AS A SHAREHOLDER AND CUSTODY. The Employee is the owner of the Restricted Shares and has all the rights of a shareholder with respect thereto, including the right to vote such Restricted Shares and to receive all dividends or other distributions paid with respect to such Restricted Shares other than dividends or distributions in shares of common stock of Agency (the "Stock Dividends"), which Stock Dividends shall be subject to the same restrictions as apply to the Restricted Shares with respect to which such Stock Dividends were paid. Such ownership of Restricted Shares (and Stock Dividends) shall be evidenced by book entries on the records of Agency. Promptly following the vesting of Restricted Shares pursuant to this Agreement stock certificate(s) evidencing such Restricted Shares (and Stock Dividends) shall be issued and delivered to the Employee (or his permitted transferees) by Agency.

         3. VESTING AND FORFEITURE.

                  (a) Provided that the Employee has remained in the continuous employ of Agency or an Agency subsidiary through the respective Vesting Date (as defined below), the Restricted Shares shall automatically vest, and shall automatically become transferable and nonforfeitable, as to 33 1/3% of such Restricted Shares on each of the first three anniversaries of the Grant Date (each of such three dates being a "Vesting Date").

                  (b) In the event of a Termination of Employment prior to a Vesting Date by reason of the death or Total Disability of the Employee, all of the Restricted Shares not yet vested shall vest, and shall become transferable and nonforfeitable, on the date of such Termination of Employment.

                  (c) In the event of a Termination of Employment prior to a Vesting Date by reason of the Retirement or Involuntary Termination of Employment of the Employee, that number of Restricted Shares not yet vested shall vest, and shall become transferable and nonforfeitable, on the date of such Termination of employment as is determined by multiplying the total number of Restricted Shares which would vest on each of the remaining Vesting Dates by a fraction, the numerator of which shall be the number of full calendar months between the Grant Date and the date of Termination of Employment and the denominator of which shall be the full number of calendar months between the Grant Date and respective Vesting Date (rounded down to the nearest full Restricted Shares);
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         PROVIDED, HOWEVER, that the Board shall have the right in its sole discretion to increase the number of Restricted Shares which shall vest on the date of such Termination of Employment.

                  (d) Any Restricted Shares not vested on the date of Termination of Employment shall be forfeited.

         4. NONTRANSFERABILITY. Prior to the date upon which any Restricted Shares become vested pursuant to paragraph 3 hereof, the Restricted Shares may not be pledged, encumbered or hypothecated to, or in favor of, or subject to any lien, obligation or liability of the Employee to any party, or assigned or transferred by the Employee otherwise than by will or the laws of descent and distribution; PROVIDED, HOWEVER, that such Restricted Shares may be transferred without consideration to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners, provided that any such family member, trust and/or partnership shall be subject to all terms, conditions and restrictions of the Plan and this Agreement.

         5. DEFINITIONS. For purposes of this Agreement, the terms set forth below shall have the following meanings:

                  (a) "Termination of Employment" means the time when the employee-employer relationship between the Employee and Agency or an Agency subsidiary ceases to exist for any reason, including, but not limited to, a termination by resignation, discharge, death, Total Disability or Retirement.

                  (b) "Total Disability" means inability of the Employee by reason of his physical condition or mental illness or accident, to perform substantially all of the duties of the position at which the Employee was employed by Agency or an Agency subsidiary when such disability commenced. All determinations as to the date and extent of disability of any Employee shall be made by the Board of Directors of Agency (the "Board") upon the basis of such evidence as the Board deems necessary or desirable.

                  (c) "Retirement" means a Termination of Employment by reason of an Employee s retirement, other than by reason of Total Disability, at a time when the Employee's years of service with Agency or an Agency subsidiary plus his chronological age equals sixty-five or more.

                  (d) "Involuntary Termination of Employment" means a Termination of Employment for a reason other than death, Retirement, Total Disability, voluntary resignation, or Termination of Employment for Cause.

                  (e) "Termination of Employment for Cause" means an Involuntary Termination of Employment by reason of an Employee's (i) repeated failure or refusal to perform the duties and responsibilities of his or her position; (ii) dishonesty affecting Agency or Agency subsidiary;
         (iii) drunkenness or use of illegal drugs, interfering with his performance, continuing after warning, or (iv) material breach of loyalty to Agency or


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         an Agency subsidiary. All determinations as to whether or not a termination is a Termination of Employment for Cause shall be made by the Board upon the basis of such evidence as the Board deems necessary or desirable.

         6. INVESTMENT REPRESENTATIONS.

                  (a) The Restricted Shares issued to the Employee will be acquired for investment for the Employee's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the Employee has no present intention of selling, granting any participation in, or otherwise distributing the same. The Employee represents that the entire legal and beneficial interest of the Restricted Shares will be held for the Employee's account only, and neither in whole or in part for any other Person (as defined below). By executing this Agreement, the Employee further represents that the Employee has no present contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third Person, with respect to any of the Agency Shares.

                  (b) The Employee understands and acknowledges that the issuance of the Restricted Shares pursuant to this Agreement is being effected on the basis that the issuance of such securities is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") and that Agency's reliance upon such exemption is predicated upon the Employee s representations.

                  (c) The Employee further represents that he: (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Employee s prospective investment in the Agency Shares; (ii) has received all the information he has requested from Agency that he considers necessary or appropriate for deciding whether to accept the Agency Shares; (iii) has the ability to bear the economic risks of the Employee's prospective investment; (iv) is able, without materially impairing his financial condition, to hold the Restricted Shares for an indefinite period of time and to suffer complete loss on his investment.

                  (d) Each certificate representing Restricted Shares issued pursuant hereto to the Employee and any shares issued or issuable in respect of any such Restricted Shares upon any stock split, stock dividend, recapitalization, or similar event, shall be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

                  (e) The certificates evidencing the Restricted Shares shall also bear any legend required pursuant to any state, local or foreign law governing; such securities.


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                  (f) The Employee understands and acknowledges that the
         Restricted Shares have not been registered under the 1933 Act and the Restricted Shares must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration is available and Agency is not under any obligation to register the Agency Shares.

                  (g) The Employee acknowledges that the Restricted Shares shall not be transferable except upon the conditions specified in this Agreement. The Employee will cause any proposed transferee of the Restricted Shares held by the Employee to agree to take and hold such Restricted Shares subject to the provisions and upon the conditions specified in this Agreement.

                  (h) Prior to any proposed transfer of any Restricted Shares, unless there is in effect a registration statement under the 1933 Act covering the proposed transfer, the Employee shall give written notice to Agency of his intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if Agency so requests, be accompanied (except in transactions in compliance with Rule 144 promulgated under the 1933 Act) by either (i) a written opinion of legal counsel reasonably satisfactory to Agency, addressed to Agency at its then headquarters office, to the effect that the proposed transfer of Restricted Shares may be effected without registration under the 1933 Act; or (ii) a "No Action" letter from the Securities and Exchange Commission (the "Commission ") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Shares shall be entitled to transfer such Restricted Shares in accordance with the terms of the notice delivered by the holder to Agency. Each certificate evidencing the Restricted Shares transferred as above provided shall bear the appropriate restrictive legend set forth in clause (d) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for Agency such legend is not required in order to establish compliance with any provisions of the 1933 Act, which opinion will not be unreasonably withheld.

         7. NO UNDERSTANDINGS AS TO EMPLOYMENT. Nothing in this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of Agency or an Agency subsidiary to employ the Employee for any period.

         8. AMENDMENT. This Agreement may be amended only by an instrument in writing executed and delivered by the Employee and Agency.

         9. GOVERNING LAW. The validity and construction of this Agreement shall be governed by the laws of the State of New York.


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         10. "PERSON" DEFINED. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or other department or agency thereof.

         IN WITNESS WHEREOF, Agency, by its duly authorized officer, and the Employee have executed this Agreement in duplicate as of the date and year first above written.


                                  AGENCY.COM LTD.


                                  By: /s/ KENNETH S. TRUSH
                                      ---------------------------
                                      Kenneth S. Trush


                                      /s/ KEVIN ROWE
                                  -------------------------------
                                      Kevin Rowe


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